Exhibit 2.2
                            SHARE EXCHANGE AGREEMENT
                                       AND
                             PLAN OF REORGANIZATION

DATED:            October 30, 2001

BETWEEN: Genesis Capital Corporation of Nevada, a Nevada corporation 11701 South Freeway
                  Burleson, Texas 76028
                                                                       "Genesis"

AND:              Senior Lifestyle Communities, Inc., a Nevada corporation
                  2921 NW 6th Ave.
                  Miami, Florida 33127                                  "Senior"


AND:              Christopher Astrom
                  2921 NW 6th Ave.
                  Miami, Florida 33127                                  "Astrom"

                                    RECITALS

         A. Genesis, Astrom and others have entered into a Stock Acquisition Agreement dated August 30, 2001 ("Acquisition Agreement") whereby Genesis desires to acquire 100% of the issued and outstanding common stock of Senior and Astrom desires to acquire a controlling interest in Genesis;
         B. Pursuant to the Acquisition Agreement, Astrom is to pay the sum of Three Hundred Fifteen Thousand Dollar ( $315,000) for the controlling interest in Genesis;
         C. To accommodate the form of financing arranged by Astrom through Senior to pay the Three Hundred Fifteen Thousand Dollars ($315,000) to Genesis and to carry out the intentions of the parties under the Acquisition Agreement, the parties hereto enter into this Agreement with the understanding and intention that the transactions described herein will qualify as a tax-free reorganization under Section 368(a)(1)(B) of the Internal Revenue Code of 1986, as amended.
                                   AGREEMENT

         NOW, THEREFORE, the parties hereto agree as follows:
         1. The Exchange.
            ------------
            (a) Share Exchange. Astrom will exchange 1,000 shares of the issued and outstanding common stock of Senior ("Senior Securities") for 54,110,309 shares of common stock of Genesis and 1,477,345 shares of the preferred stock of Genesis ("Genesis Securities").

Page 1 - SHARE EXCHANGE AGREEMENT

            (b) Procedure. The Astrom, by executing this Agreement, agrees to surrender the Senior Securities for exchange pursuant to this Agreement and agrees to execute all other agreements and instruments reasonably necessary to complete said exchange.
         2. Payment by Senior.
            -----------------
            At the close of this Agreement as defined in Section 7 herein, Senior shall tender to Genesis, or its designees, the sum of Three Hundred Fifteen Thousand Dollars ($315,000) as called for under the Acquisition Agreement.

         3. Representations and Warranties of Astrom.
            ----------------------------------------
                  a) By executing this Agreement, the Astrom represents and warrants that he owns all of the Senior Securities free and clear of any lien, encumbrance or claim of others and may freely transfer, assign and exchange the same.
                  (b) Astrom represents and warrants that he is exchanging the Senior Securities for the Genesis Securities for investment purposes only, and not with a view to distribution and acknowledges that the Genesis Securities will not be registered and only may be sold or transferred pursuant to a registration statement or an exemption from registration under the Securities Act of 1933. The Astrom acknowledge that the Genesis Securities may be issued to he with a legend setting forth this restriction on transfer.

         4. Representations and Warranties of Genesis.
            -----------------------------------------

            (a) Genesis is a corporation duly organized under the laws of the State of Nevada, validly existing, and authorized to exercise all its corporate powers, rights and privileges;

            (b) Genesis has the corporate power and authority to own and operate its properties and to carry on its businesses now conducted;

            (c) Genesis has all requisite legal and corporate power to execute and deliver this Agreement;

            (d) Genesis will have at Closing all required legal and corporate power to issue the Genesis Securities called for by this Agreement.

            (e) All corporate actions on the part of Genesis necessary for the authorization, execution, delivery and performance of all obligations under this Agreement and for the issuance and delivery of the Genesis Securities has been taken, and this Agreement constitutes a valid obligation of Genesis.


Page 2 - SHARE EXCHANGE AGREEMENT

            (f) The Genesis Securities, when sold and delivered in accordance with the terms of this Agreement and for the consideration expressed herein, shall be duly and validly issued, fully paid and non-assessable; (g) Genesis is a reporting public corporation within the meaning of the Securities Exchange Act of 1934 and is current in its filing requirements thereunder: (h) There is no action, proceeding, or investigation pending or threatening, or any basis therefor known to Genesis to question the validity of this Agreement or the accuracy of the representations and warranties contained herein

        5.  Representations and Warranties of Senior.
            ----------------------------------------
            (a) Senior is a corporation duly organized under the laws the State of Nevada, validly existing and authorized to exercise all its corporate powers, rights and privileges;
            (b) Senior has the corporate power and authority to own and operate its properties and to carry on its business as now conducted;
            (c) Senior has all requisite legal and corporate power to execute and deliver this Agreement;
            (d) All corporate actions on the part of Senior necessary for the authorization, execution, delivery and performance of all obligations under this Agreement have been taken and this Agreement constitutes a valid obligation of Senior.
            (e) Senior is a non-reporting corporation within the meaning of the Securities Exchange Act of 1934.
            (f) There is no action, proceeding or investigation pending or threatening or any basis thereof known to Senior to question the validity of this Agreement or the accuracy of the representations and warranties contained herein.
            (g) The authorized capital stock of Senior consists of 10,000,000 shares of common stock, of which 1,000 shares are issued and outstanding as of the date of this Agreement. Except as described in Section 6 of this Agreement, there are no other securities, options, warrants, or other rights to purchase any securities of Senior outstanding. All outstanding securities of Senior are duly and validly issued, fully paid and non-assessable;


Page 3 - SHARE EXCHANGE AGREEMENT

         6. Existing Obligations of Senior.
            ------------------------------
            As of the date of this Agreement, Senior has issued its 8% Senior Subordinated Redeemable Debentures in the aggregate principal amount of $ 1,000,000 ("Debentures") upon the terms and conditions set forth in a certain Subscription Agreement dated October ___, 2001 among Senior and Sea Lion Investors LLC; Equity Planners LLC; and Myrtle Holdings LLC. Genesis shall assume by assignment the obligations of Senior under the Debentures, including the obligation to issue Genesis common stock upon the conversion of the Debentures.

         7. Closing.
            -------
            Closing shall take place on or about October 30, 2001 at the offices of Genesis, or at another place, or by any other means, agreed to by the parties ("Closing"). Upon receipt of the Agreement executed by all parties or in counterparts and when in possession of not less than one hundred percent (100%) of Senior Securities, Genesis may complete the transaction by transferring the Genesis Securities to Astrom.

         8. Prior Acquisition Agreement.
            ---------------------------
            The terms and conditions of the Acquisition Agreement shall remain in full force and effect and are not amended or superceded in any way by the terms of this Agreement.

         9. Miscellaneous.
            -------------
            (a) This Agreement may be signed in any number of counterparts, each of which will be considered an original.
            (b) The representations and warranties herein contained will survive Closing.
            (c) This Agreement constitutes the entire agreement between the parties and supersedes any previous agreement between the parties concerning its subject matter.
            (d) This Agreement will be governed by the laws of the state of Nevada
            (e) Any controversy or claim arising out of, or related to this Agreement, or the breach thereof, shall be settled by arbitration in accordance with the rules of the America Arbitration Association and judgement upon the award rendered by the arbitrator(s) may be entered in any court have jurisdiction thereof. Senior hereby submits to the jurisdiction of any local, state or federal court in the United States for purposes of enforcing any judgement described in this section.


Page 4 - SHARE EXCHANGE AGREEMENT

         (f) In any arbitration proceeding initiated under this Agreement, the prevailing party shall be entitled to an award of its reasonable attorneys fees and costs.

         THIS AGREEMENT IS EFFECTIVE AS OF THE DATE FIRST ABOVE WRITTEN.

Genesis Capital Corporation of Nevada       Senior Lifestyle Communities, Inc.:


By: /s/Reginald Davis                       By:/s/Christopher Astrom
    ---------------------------------         ----------------------------------
Reginald Davis, its President               Christopher Astrom, its President


Astrom:
/s/Christopher Astrom
-------------------------------------
 Christopher Astrom

Page 5 - SHARE EXCHANGE AGREEMENT